EXHIBIT 99.1

GTJ REIT, INC.

SHARE REDEMPTION PROGRAM

Effective As of January 1, 2017

The Board of Directors of GTJ REIT, Inc., a Maryland corporation (the “Company”), has adopted and elected, effective January 1, 2017, to implement a share redemption program (the “SRP”) by which shares of the Company’s common stock, $0.0001 par value per share (“Shares”), may be redeemed by the Company from stockholders subject to certain conditions and limitations.  The purpose of the SRP is to provide limited interim liquidity for stockholders (under the conditions and limitations set forth below) until a liquidity event occurs.  No stockholder is required to participate in the SRP.

Redemption of Shares

The Company may, at its sole discretion, redeem Shares presented to the Company for cash to the extent it has sufficient proceeds to do so.  Any and all Shares redeemed by the Company shall be canceled and return to the status of authorized but unissued Shares.  Shares acquired by the Company through the SRP will not be reissued unless they are first registered with the Securities and Exchange Commission under the Securities Act of 1933, as amended, and other appropriate state securities laws or are exempt from such registration.

Redemption Price

The redemption price per Share will be equal to 90% of the Company's net asset value (“NAV”) per Share as of the end of the most recently completed calendar year.  Our Board of Directors will announce any redemption price adjustment and the time period of its effectiveness by filing a Current Report on Form 8-K with the Securities and Exchange Commission and by mailing to our stockholders an announcement of such redemption price adjustment and time period of its effectiveness at least 30 days prior to the effective date thereof.  The Board may change the redemption price per share at any time by providing 30 days’ advance notice to stockholders in the event we have sold property and have made one or more special distributions to our stockholders of all or a portion of the net proceeds from such sales.  In such case, the per share redemption price will be reduced by the net sale proceeds per Share distributed to investors prior to the redemption date as a result of the sale of such property in the special distribution.  Our Board of Directors will, in its sole discretion, determine which distributions, if any, constitute a special distribution.  While our Board of Directors does not have specific criteria for determining a special distribution, we expect that a special distribution will only occur upon the sale of a property and the subsequent distribution of the net sale proceeds.

Funding and Operation of SRP

The Company will make purchases under the SRP semi-annually.  The semi-annual periods will run from December 1 - May 31 and June 1 - November 30 of each year (each a “semi-annual period”).  The redemption price will be paid in cash no later than three business days following the last calendar day of the applicable semi-annual period, subject to sufficient funds being available.  The Company will limit the number of Shares redeemed during any calendar year to $1 million in Shares, subject to sufficient funds being available.

If we could not purchase all Shares presented for redemption in any semi-annual period, based upon insufficient cash available as described above or the limit on the number of Shares we may redeem during any calendar year, we would attempt to honor redemption requests as follows (and in the following order of priority): (1) redemptions upon the death or disability of a stockholder (or pro rata if less than all of such death or disability redemption requests can be satisfied); (2) any redemptions that have been carried over from one or more previous semi-annual periods where the redemption amount remaining is less than $2,500; and (3) pro rata as to all other redemption requests.  We would treat any unsatisfied portion of the redemption request as a request for redemption the following semi-annual period.  At such time, you may then (1) withdraw your request for redemption at any time prior to ten (10) days before the last day of the new semi-annual period or (2) allow your request to remain in the redemption pool for a redemption at such time, if, any, when sufficient funds become available.  Such pending requests will generally be honored on a pro rata basis.  We will determine whether we have sufficient funds available as soon as practicable after the end of each semi-annual period, but in any event prior to the applicable payment date.  The redemption price per share will be determined on the date of redemption.

Stockholder Requirements

Any stockholder may request a redemption with respect to all or a designated portion of the Shares, subject to the following conditions and limitations:

No Encumbrances.  All Shares presented for redemption must be owned by the stockholder(s) making the presentment, or the party presenting the Shares must be authorized to do so by the owner(s) of the Shares.  Such Shares must be fully transferable and not subject to any liens or other encumbrances.

Annual Limitation.  Subject to funds being available, the Company will limit the number of Shares redeemed during any calendar year to $1 million in Shares.

Share Redemption Form.  The presentment of Shares must be accompanied by a completed Share Redemption Request form, a copy of which is attached hereto as Exhibit A.  All Share certificates must be properly endorsed.

Deadline for Presentment.  The Company will redeem Shares on or about the third business day following the end of each semi-annual period or at such other times as determined by the Board of Directors.  All Shares presented and all completed Share Redemption Request forms must be received by the Redemption Agent (as defined below) on or before the end of the applicable semi-annual period in order to have such Shares eligible for redemption for such semi-annual period.

Redemption Request Withdrawal.  You may withdraw your redemption request upon written notice to the Company at any time prior to ten (10) days before the end of the applicable semi-annual period.

Redemption Agent

All redemptions will be effected by the Company or on behalf of the Company by American Stock Transfer & Trust Company, LLC (the “Redemption Agent”), who shall contract with the Company for such services.  All recordkeeping and administrative functions required to be performed in connection with the SRP will be performed by the Redemption Agent.

Termination, Amendment or Suspension of the SRP

The SRP will terminate and the Company will not accept Shares for redemption in the event (i) the Shares are listed on any national securities exchange, or (ii) we merge with a listed company.  Additionally, the Board of Directors of the Company, in its sole discretion, may terminate, amend or suspend the SRP if it determines to do so is in the best interest of the Company.  A determination by the Company’s Board of Directors to terminate, amend or suspend the SRP will require the affirmative vote of a majority of the members of the Board of Directors.  If the Company terminates, materially amends or suspends the SRP, the Company will provide to stockholders written notice of such event at least 30 days prior to the effective date thereof.

Miscellaneous

Liability.  Neither the Company nor the Redemption Agent shall have any liability to any stockholder for the value of the stockholder’s Shares, the redemption price of the stockholder’s Shares, or for any damages resulting from the stockholder’s presentment of his Shares or the redemption of the Shares under the SRP, except as result from the Company’s or the Redemption Agent’s gross negligence, recklessness or violation of applicable law; provided, however, that nothing contained herein shall constitute a waiver or limitation of any rights or claims a stockholder may have under federal or state securities laws.

Taxes.  Stockholders shall have complete responsibility for payment of all taxes, assessments and other applicable obligations resulting from the Company’s redemption of Shares.

EXHIBIT A TO SHARE REDEMPTION PROGRAM

[Intentionally Omitted]